UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, Applied Materials, Inc. (“Applied”) completed a registered public offering of senior unsecured notes in the aggregate principal amount of $2.2 billion (collectively, the “Notes”). Applied issued the Notes under an indenture dated as of June 8, 2011 (the “Base Indenture”), between Applied and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a third supplemental indenture dated as of March 31, 2017 (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between Applied and the Trustee establishing the terms and form of the Notes. The Notes consist of the following tranches: $1.2 billion aggregate principal amount of 3.300% senior unsecured notes due 2027 (the “2027 Notes”) and $1.0 billion aggregate principal amount of 4.350% senior unsecured notes due 2047 (the “2047 Notes”). Interest is payable on the Notes semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2017.

Applied intends to use a portion of the net proceeds to redeem or repay Applied’s outstanding $200 million 7.125% senior notes due October 2017 and the balance for general corporate purposes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the 7.125% senior notes.

The Indenture contains limited covenants of Applied. The negative covenants limit the ability of Applied and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock of its principal subsidiaries; to engage in sale and lease-back transactions with respect to any principal property; and to consolidate, merge or sell all or substantially all of its assets. Applied may be required to offer to repurchase the Notes upon a change in control and a contemporaneous downgrade of the Notes below an investment grade rating, and it may elect to redeem the Notes in whole or in part at any time, as further specified in the Indenture.

Events of default under the Indenture include a failure to make payments, non-performance of covenants, and bankruptcy and insolvency-related events. Applied’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the Securities and Exchange Commission on June 10, 2011 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated by reference into the Company’s registration statement on Form S-3 (File No. 333-205584), and the Third Supplemental Indenture (including the form of note for the Notes), which is filed with this report as Exhibit 4.1, and incorporated herein by reference.

Item 8.01. Other Events.

Cleary Gottlieb Steen & Hamilton LLP, counsel to Applied, has issued an opinion to Applied dated March 31, 2017 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture dated March 31, 2017, by and between Applied Materials, Inc. and U.S. Bank National Association.

4.2	Form of Note for the 2027 Notes (included in Exhibit 4.1 above).

4.3	Form of Note for the 2047 Notes (included in Exhibit 4.1 above).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: March 31, 2017

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture dated March 31, 2017, by and between Applied Materials, Inc. and U.S. Bank National Association.

4.2	Form of Note for the 2027 Notes (included in Exhibit 4.1 above).

4.3	Form of Note for the 2047 Notes (included in Exhibit 4.1 above).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.1 above).